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EXHIBIT 99

For Immediate Release
                             Contact: Patrice Bryan
                                      Investor Relations
                                      (757) 306-0299
                                      InvRel@MetroIS.com

         METRO INFORMATION SERVICES ACQUIRES ACUITY TECHNOLOGY SERVICES

VIRGINIA BEACH, VA, AUGUST 19, 1999 /PRNEWSWIRE/ -- METRO INFORMATION SERVICES, INC. (NASDAQ: MISI - NEWS) today announced it has acquired Acuity Technology Services, LLC and Acuity Technology Services of Dallas, LLC information technology consulting businesses with offices serving the Washington, DC, Baltimore and Dallas markets. This acquisition adds more than 370 consultants to Metro, primarily in the Washington and Baltimore markets. Acuity's revenue for the 12 months ended June 30, 1999 exceeded $39 million.

While transaction terms were not announced, Metro expects the acquisition to increase earnings in 2000. Metro will account for the transaction as a purchase of assets for cash.

John H. Fain, Metro's CEO said, "The addition of Acuity to the Metro family of companies strengthens our presence in Washington, Baltimore and Dallas. Acuity has a demonstrated ability to grow rapidly and is particularly strong in the client server area. In addition, 72% of Acuity's consultants are salaried with benefits, making them an excellent fit with Metro's salary based operating model."

Michael Berkman, Acuity's President said, "Joining Metro gives us access to the systems and processes that will continue to fuel our growth. Metro's range of services, salaried consultant base and philosophy towards the information technology services business is a great fit with Acuity. We are excited about our future with Metro."

Metro has offices in 42 metropolitan markets providing a wide range of information technology consulting and software development services and has more than 2,800 consultants and a total staff of more than 3,400. Metro's services include application systems development and maintenance, information technology architecture and engineering, systems consulting, project outsourcing and general support services. Information about Metro is available via the Internet's World Wide Web at HTTP://WWW.METROIS.COM and through Metro's Investor Relations Department.
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Certain matters discussed in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements made in this news release, other than those consisting solely of historical facts, that address events or developments that the company expects or anticipates will or may occur in the future, the prospects for new business, and references to business strategy, future success, the potential for additional earnings from the reported transaction and other events, are forward-looking statements. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, including the company's ability to integrate and operate successfully acquired businesses and the risks associated with such businesses; uncertainty as to the future profitability of acquired businesses; competition; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as the risks and uncertainties discussed above and other factors may cause actual results to differ materially from those projected. The company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. Please refer to a discussion of these and other factors in the company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.
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                             CORPORATE HEADQUARTERS
                              200 Golden Oak Court
                            Reflections II, 3rd Floor
                            Virginia Beach, VA 23452

     ARIZONA                                NORTH CAROLINA
     Phoenix                                Charlotte
                                            Greensboro/Winston-Salem
     CALIFORNIA                             Raleigh/Durham
     Irvine
     Los Angeles                            OHIO
     Palo Alto/Silicon Valley               Cincinnati
     San Francisco                          Columbus

     COLORADO                               OREGON
     Denver                                 Portland

     DISTRICT OF COLUMBIA                   PENNSYLVANIA
     Washington                             Altoona
                                            Harrisburg
     FLORIDA                                Philadelphia
     Ft. Lauderdale                         Pittsburgh
     Jacksonville
     Orlando                                PUERTO RICO
     Tallahassee                            San Juan
     Tampa
                                            SOUTH CAROLINA
     GEORGIA                                Columbia
     Atlanta                                Greenville

     ILLINOIS                               TENNESSEE
     Chicago                                Memphis
                                            Nashville
     KANSAS/MISSOURI
     Kansas City                            TEXAS
     St. Louis                              Austin
                                            Dallas/Ft. Worth
     MARYLAND                               Houston
     Hagerstown
     Baltimore                              VIRGINIA
                                            Richmond
     MINNESOTA                              Roanoke
     Minneapolis                            Virginia Beach/Norfolk

                                            WASHINGTON
                                            Seattle

     SOURCE: METRO INFORMATION SERVICES, INC.